SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Alarm.com Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:
Aggregate number of securities to which transaction applies:
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
Proposed maximum aggregate value of transaction:
Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:
Form, Schedule or Registration Statement No.:
Filing Party:
Date Filed:

April 7, 2017

To our stockholders:

We are pleased to invite you to attend the 2017 Annual Meeting of Stockholders of Alarm.com Holdings, Inc. to be held on Tuesday, May 23, 2017 at 9:00 a.m. local time at our headquarters located at 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2016 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2016 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received, or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

Thank you for your ongoing support of and continued interest in Alarm.com Holdings, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

Stephen Trundle

President, Chief Executive Officer and Director

ALARM.COM HOLDINGS, INC.

8281 Greensboro Drive, Suite 100

Tysons, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2017

To the Stockholders of Alarm.com Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Alarm.com Holdings, Inc., a Delaware corporation (the “Company”) will be held on Tuesday, May 23, 2017 at 9:00 a.m. local time at the Company’s principal executive offices, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102 for the following purposes:

1.	To elect one (1) nominee for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2020 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 27, 2017. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Daniel Ramos

Corporate Secretary

Tysons, Virginia

April 7, 2017

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

ALARM.COM HOLDINGS, INC.

8281 Greensboro Drive, Suite 100

Tysons, Virginia 22102

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Alarm.com Holdings, Inc. (the “Board”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Alarm.com Holdings, Inc. (the “Company”), including at any adjournments or postponements thereof, to be held on Tuesday, May 23, 2017 at 9:00 a.m. local time at the Company’s principal executive offices, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016, are being distributed and made available on or about April 7, 2017. As used in this Proxy Statement, references to “we,” “us,” “our,” “Alarm.com” and the “Company” refer to Alarm.com Holdings, Inc. and our consolidated subsidiaries.

Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.

The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about April 7, 2017 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of 2017 Annual Meeting of Stockholders, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2016 will be made available to stockholders on the Internet on the same date.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after April 17, 2017.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, May 23, 2017 at 9:00 a.m. local time at our principal executive offices, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 27, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 46,307,315 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 27, 2017, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 27, 2017, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of one director to hold office until the 2020 Annual Meeting of Stockholders; and

•	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “FOR” the proposed nominee to the Board or you may “WITHHOLD” your vote for the proposed nominee. Proxies cannot be voted for a greater number of persons than the one nominee named in this proxy statement. For the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-866-243-5513 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 5:00 p.m., Eastern Time on May 22, 2017 to be counted.

•	To vote through the Internet, go to http://www.proxypush.com/alrm to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 5:00 p.m., Eastern Time on May 22, 2017 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote: by telephone, through the Internet, by requesting and returning a printed proxy card or by submitting a ballot in person at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 27, 2017.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a “routine” matter under applicable rules. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” under applicable rules but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the proposed nominee for director and “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change your voting instructions.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, you must submit your proposal, in writing, by December 6, 2017, to our Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to our bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2018 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on February 22, 2018 nor earlier than the close of business on January 23, 2018. However, if our 2018 Annual Meeting of Stockholders is not held between April 23, 2018 and June 22, 2018, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting of Stockholders is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect the proposed director, votes “FOR,” “WITHHOLD” and broker non-votes and, with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, votes “FOR,” “AGAINST” and abstentions. For Proposal 2, an abstention will have the same effect as an “AGAINST” vote. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors	The nominee receiving the most “FOR” votes from the holders of shares present and entitled to vote	None	None
2	Ratification of the Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 46,307,315 shares outstanding and entitled to vote. Thus, the holders of 23,153,658 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of an equal number as the then total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has six members. There is only one Class II director whose term of office expires in 2017: Timothy McAdam. Mr. McAdam, a current director, has been nominated for reelection at the Annual Meeting by the Nominating and Corporate Governance Committee. He was initially appointed to the Board pursuant to the provisions of a voting agreement entered into between us and certain of our stockholders that terminated upon the completion of our initial public offering. If elected at the Annual Meeting, Mr. McAdam would serve until the 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors attended the 2016 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the nominee receiving the highest number of affirmative votes will be elected as a Class II director. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. Proxies cannot be voted for a greater number of persons than the one nominee named in this proxy statement. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee that we will propose. Mr. McAdam has agreed to serve if elected. Our management has no reason to believe that he will be unable to serve.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board.

Nominee for Election as a Class II Director for a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders

Timothy McAdam, age 48, has served as chairman of our Board since April 2015 and has served as a member of our Board since July 2012. Mr. McAdam is a General Partner of Technology Crossover Ventures and has been in the venture capital industry since 1991. Mr. McAdam currently serves on the board of directors of Rapid7, Inc., a publicly traded cybersecurity company, and FinancialForce.com, Inc., a cloud-based applications company. Mr. McAdam holds a B.A. in Classics from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business. Our Board believes Mr. McAdam’s experience in building technology companies and his expertise as an investor in such companies qualifies him to serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NAMED NOMINEE.

Class III Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

Darius Nevin, age 59, has served as a member of our Board since April 2016. Mr. Nevin is a member of G3 Capital Partners, LLC, a consulting company, which also serves as an adviser to private equity firms in the fields of security, telecommunications, and recurring service industries. He is also a member of G3 Investment Holdings, LLC, an investment company. Prior to co-founding G3 Capital Partners, LLC in October 2010,

Mr. Nevin served as chief financial officer of Protection One, Inc., a then publicly traded company, from 2001 until June 2010. He served as a director and chairman of the audit committee of WCI Communities, Inc., a then publicly traded community developer and luxury homebuilder, from July 2013 through its acquisition in February 2017. Mr. Nevin earned an A.B. from Harvard College and an M.B.A. from the University of Chicago Booth School of Business. Our Board believes that Mr. Nevin’s experience in executive management and in developing and executing the operating and financing strategies at both publicly and privately held companies and his background in public company financial reporting qualifies him to serve on the Board.

Mayo Shattuck, age 62, has served as a member of our Board since May 2014. Mr. Shattuck is currently the chairman of the board of directors of Exelon Corporation and previously he served as the executive chairman of Exelon from March 2012 to February 2013. From 2001 until its acquisition by Exelon, he served as the President and Chief Executive Officer of Constellation Energy Group, Inc. Mr. Shattuck was previously at Deutsche Bank AG, where he served as Chairman of the Board of Deutsche Bank Alex. Brown and, during his tenure, served as Global Head of Investment Banking and Global Head of Private Banking. From 1997 to 1999, he served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in June 1999. From 1991 until 1997, Mr. Shattuck was President and Chief Operating Officer and a Director of Alex. Brown Inc., which merged with Bankers Trust in September 1997. He currently serves on the board of directors of Gap Inc. and is chairman of its audit and finance committee. Mr. Shattuck also serves as a director for Capital One Financial Corporation, where he is chairman of its compensation committee. He holds a B.A. in Economics from Williams College and an M.B.A. from Stanford University. Our Board believes that Mr. Shattuck’s broad experience in operations and strategy at both publicly and privately held companies qualifies him to serve on the Board.

Stephen Trundle, age 48, has served as our President and Chief Executive Officer since May 2003 and as a member of our Board since October 2003. Previously, Mr. Trundle served in various positions with MicroStrategy Incorporated, including as Vice President of Technology and Chief Technology Officer. Mr. Trundle holds an A.B. in Engineering and an A.B. in Government from Dartmouth College. Our Board believes that Mr. Trundle’s extensive knowledge of our business and prior industry experience with technology companies qualifies him to serve on the Board.

Class I Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

Donald Clarke, age 57, has served as a member of our Board since May 2014. Mr. Clarke currently serves as the Chief Financial Officer for Plex Systems, Inc., a privately held cloud technology company. Prior to joining Plex, from March 2008 to March 2013, he served as the Chief Financial Officer for Eloqua, Inc., a then publicly-held marketing automation company. Prior to working at Eloqua, Mr. Clarke served as Chief Financial Officer for Cloakware, Inc., a privately-held security solutions company, from August 2006 to February 2008 and for Visual Networks, Inc., a then publicly traded application and network management solutions company, from July 2004 to March 2006. He is a member of the American Institute of Certified Public Accountants and holds a B.A. in Accounting from Virginia Polytechnic Institute and State University. Our Board believes that Mr. Clarke’s experience in operations, strategy, accounting and financial management at both publicly and privately held companies qualifies him to serve on the Board.

Hugh Panero, age 61, has served as a member of our Board since August 2010. Mr. Panero is the owner of Yellow Brick Road Ventures, LLC, a privately-held company which consults and invests in a variety of entertainment and technology companies. He is also an Adjunct Professor and former Shapiro Fellow at The George Washington University’s School of Media and Public Affairs, Washington, DC. From February 2012 to February 2013, Mr. Panero served as the Chief Executive Officer of Popdust, Inc., a digital music-oriented platform. From 2008 to 2011, he served as a Venture Partner with New Enterprise Associates, Inc. (NEA), a venture capital firm, where he focused on consumer technology opportunities. Mr. Panero was the co-founder of XM Satellite Radio Inc. and served as its Chief Executive Officer from 1998 to 2007. He holds a B.A. in Government and Sociology from Clark University and an M.B.A. from Baruch College. Our Board believes that Mr. Panero’s experience with entrepreneurial companies and executive management of technology companies qualifies him to serve on the Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under NASDAQ Stock Market (“NASDAQ”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Clarke, McAdam, Nevin, Panero and Shattuck. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Trundle is not an independent director by virtue of his employment with us.

Board Leadership Structure

The Board has an independent chair, Mr. McAdam, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board of Directors met seven times during 2016. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2016 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Donald Clarke	X	*
Timothy McAdam			X		X	*
Darius Nevin	X		X	*
Hugh Panero	X
Mayo Shattuck					X
Stephen Trundle
Total meetings in fiscal 2016	6		3		1

*	Committee Chairman

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the Company’s independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; confers with management, and the Company’s independent registered public accounting firm, as appropriate, regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Messrs. Clarke, Nevin and Panero. Prior to his resignation from our Board on August 15, 2016, Ralph Terkowitz served as a member of our Audit Committee. The Audit Committee met six times during 2016. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.alarm.com.

The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing rules and under Rule 10A-3 under the Exchange Act). The Board has also determined that Mr. Clarke qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Clarke’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for publicly and privately held companies.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted,

Donald Clarke

Darius Nevin

Hugh Panero

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of two directors: Messrs. McAdam and Nevin. Prior to his resignation from our Board on August 15, 2016, Mr. Terkowitz served as a member of our Compensation Committee. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing rules). The Compensation Committee met three times during 2016. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://investors.alarm.com.

The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company’s compensation strategy, policies, plans and programs, including:

•	reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•	reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to Board members;

•	evaluating and approving the compensation plans and programs advisable for us, as well as evaluating and approving the modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to us;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for our executive officers and, as appropriate, other senior management; and

•	administration of our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer and our Vice President of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and NASDAQ requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NASDAQ, the Compensation Committee engaged Lyons, Benenson & Company Inc. (the “Consultant”), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant’s independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers and other senior management against compensation for similarly situated executives at the companies the Consultant previously identified to be comparable to us in 2015. Our management did not have the ability to direct the Consultant’s work.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board and developing a set of corporate governance principles for us.

The Nominating and Corporate Governance Committee is composed of two directors: Messrs. McAdam and Shattuck. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing rules). The Nominating and Corporate Governance Committee met once during 2016. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.alarm.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102 at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

Stockholder communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters. All inquiries made through this hotline are immediately directed to the chairman of the Audit Committee.

Code of Ethics

We have adopted the Alarm.com Holdings, Inc. Code of Business Conduct that applies to all of our officers, directors, employees and independent contractors. The Code of Business Conduct is available on our website at http://investors.alarm.com. If we make any substantive amendments to the Code of Business Conduct or we grant any waiver from a provision of the Code of Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

In June 2015, the Board documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at http://investors.alarm.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 2009. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2016 and 2015 by PricewaterhouseCoopers LLP.

	Fiscal Year Ended December 31,
	2016	2015
Audit Fees(1)	$1,021,123	$1,158,500
Audit-Related Fees	—	—
Tax Fees(2)	55,000	153,314
All Other Fees(3)	2,970	2,600

Total Fees	$1,079,093	$1,314,414

(1)	Represents fees billed for professional services provided to us in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, as well as audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees for 2015 also include fees for the review of our registration statement on Form S-1 and other matters related to our initial public offering, including fees related to comfort letters, consents and review of documents filed with the SEC.
(2)	Represents fees billed for tax compliance, tax advice and tax planning services, including the review and preparation of federal and state income tax returns.
(3)	Represents subscription fees paid for access to online accounting research software applications and data.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of the date of this proxy statement.

Name	Title
Stephen Trundle	President, Chief Executive Officer and Director
Steve Valenzuela	Chief Financial Officer
Jeffrey Bedell	Chief Strategy and Innovation Officer
David Hutz	Chief Systems Architect
Daniel Kerzner	Chief Product Officer
Jean-Paul Martin	Chief Technology Officer and Co-Founder
Daniel Ramos	Senior Vice President of Corporate Development and Corporate Secretary

Stephen Trundle. Biographical information for Mr. Trundle is included above with the director biographies under the caption “Directors Continuing in Office Until the 2018 Annual Meeting.”

Steve Valenzuela, age 60, has served as our Chief Financial Officer since November 15, 2016. Prior to joining us, Mr. Valenzuela served as the Chief Financial Officer of SugarCRM, a customer relationship management software company, from January 2015 to November 2016. From October 2013 to December 2014, he served as the Chief Financial Officer of Apigee Corporation, a software provider for the management of APIs and internet of things. Prior to this, Mr. Valenzuela served as the Chief Financial Officer of Zenprise, a mobile device management software company, from April 2011 to December 2012, and then as a result of Citrix’s acquisition of Zenprise in January 2013, as the Vice President of Finance and Operations for the Mobile Platforms Group of Citrix from January 2013 to October 2013. Mr. Valenzuela holds a B.S. degree in accounting from San Jose State University and an M.B.A. from Santa Clara University.

Jeffrey Bedell, age 48, has served as our Chief Strategy and Innovation Officer since April 2013. Mr. Bedell served as Chief Technology Officer at MicroStrategy Incorporated from 2001 to October 2012 as well as Executive Vice President of Technology from 2007 to March 2013. Mr. Bedell holds a B.A. in Religion from Dartmouth College.

David Hutz, age 40, has served as our Chief Systems Architect since February 2006. Prior to joining us, Mr. Hutz served as Lead Architect at Thomson Financial Publishing Inc. from 2001 to 2004 and Chief Systems Architect at Strategy.com, a business unit of MicroStrategy Incorporated, from 1999 to 2001. Mr. Hutz holds a B.A. and M.S. in Applied Math and Economics from Harvard University.

Daniel Kerzner, age 41, has served as our Chief Product Officer since December 2013. Prior to joining us, from April 2013 to December 2013, Mr. Kerzner served as the Chief Executive Officer of Emotive Communications Inc., a software company. From March 2010 to April 2013, he served as Senior Vice President and General Manager of Mobile at MicroStrategy Incorporated. From July 2009 to February 2010, Mr. Kerzner was the Regional Director for PJM Interconnection at EnerNOC, Inc. Prior to this position, he was Vice President of Platform and Emerging Technologies at MicroStrategy. Mr. Kerzner holds a B.A. in Computer Engineering from Dartmouth College and an M.B.A. from The Wharton School.

Jean-Paul Martin, age 56, one of our founders, has served as our Chief Technology Officer since March 2000. Prior to joining us, Mr. Martin served as a Software Architect with MicroStrategy Incorporated. He has also served as Chief Technology Officer of Media Cybernetics Inc., which provided image processing and analysis software used in medical, industrial, forensic and remote sensing applications. Mr. Martin holds a B.Sc/M.Sc in Electrical Engineering and Robotics from the Universite Paul Sabatier (Toulouse III, France).

Daniel Ramos, age 48, has served as our Senior Vice President of Corporate Development since June 2007. Prior to joining us, Mr. Ramos served as Principal Deputy General Counsel for the U.S. Air Force, Department of

Defense. Prior to his service with the Air Force, Mr. Ramos was the Vice President of Legal and Business Planning at The Away Network, a business unit of Orbitz Worldwide, Inc. Before joining The Away Network, he was a senior transactional attorney with the law firm of Shaw Pittman LLP (now Pillsbury Winthrop Shaw Pittman LLP). Mr. Ramos holds an A.B. in Government from Harvard University and a J.D. from Stanford Law School.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 27, 2017 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our executive officers named in the Summary Compensation Table below;

•	each of our directors and each nominee for director; and

•	all of our current executive officers and directors as a group.

This table is based upon information supplied by our named executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each stockholder named in the table has sole voting and investment power with regard to the shares indicated as being beneficially owned. Applicable percentages are based on 46,307,315 shares of common stock outstanding on March 27, 2017, adjusted as required by the rules promulgated by the SEC.

Except as otherwise noted below, the address for persons listed in the table is c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.

	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Technology Crossover Ventures(1)	17,116,451	37.0%
Entities affiliated with ABS Capital Partners(2)	5,337,646	11.5
Entities affiliated with Franklin Resources, Inc.(3)	2,450,302	5.3
Named Executive Officers and Directors:
Stephen Trundle(4)	3,241,347	6.9%
Steve Valenzuela(5)	—	*
Daniel Kerzner(6)	198,841	*
Donald Clarke(7)	36,000	*
Timothy McAdam(8)	17,116,451	37.0
Darius Nevin(9)	38,500	*
Hugh Panero(10)	94,729	*
Mayo Shattuck(11)	51,736	*
All current executive officers and directors as a group (12 persons)(12)	22,356,536	46.8%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

The information shown is based, in part, upon disclosures filed on a Schedule 13D on July 2, 2015 by (i) TCV VII, L.P., a Cayman Islands exempted limited partnership, (ii) TCV VII (A), L.P., a Cayman Islands exempted limited partnership, (iii) TCV Member Fund, L.P., a Cayman Islands exempted limited partnership, (iv) Technology Crossover Management VII, L.P., a Cayman Islands exempted limited partnership, (v) Technology Crossover Management VII, Ltd., a Cayman Islands exempted company, (vi) Jay C. Hoag, (vii) Richard H. Kimball, (viii) John L. Drew, (ix) Jon Q. Reynolds, Jr., (x) David L. Yuan, (xi) Robert W. Trudeau, (xii) Christopher P. Marshall, (xiii) Timothy P. McAdam and (xiv) John C. Rosenberg. The number reported includes (i) 11,196,162 shares directly held by TCV VII, L.P., (ii) 5,814,426 shares directly held by TCV VII(A), L.P. and (iii) 105,863 shares directly held by TCV Member Fund, L.P. Technology Crossover Management VII, Ltd. as a general partner of TCV Member Fund, L.P. and the general partner of Technology Crossover Management VII, L.P., which is the direct general partner of each of TCV VII, L.P. and TCV VII (A), L.P., may be deemed to have the sole voting and dispositive power over the shares held by TCV VII, L.P. and TCV VII (A), L.P. and certain of the shares held by TCV Member Fund, L.P. Messrs. Hoag, Kimball, Drew, Reynolds, Yuan, Trudeau, Marshall, McAdam and Rosenberg are the Class A directors of Technology Crossover Management VII, Ltd. and limited partners of Technology Crossover Management VII, L.P. and TCV Member Fund, L.P. and share voting and dispositive power over the shares held by TCV VII, L.P. and TCV VII (A),

L.P. and certain of the shares held by TCV Member Fund, L.P. Messrs. Hoag, Kimball, Drew, Reynolds, Yuan, Trudeau, Marshall, McAdam and Rosenberg disclaim beneficial ownership with respect to shares owned by TCV VII, L.P., TCV VII (A), L.P. and TCV Member Fund, L.P., except to the extent of their pecuniary interest in these entities. The address of the entities affiliated with Technology Crossover Ventures is 528 Ramona Street, Palo Alto, California 94301.
(2)	The information shown is based upon disclosures filed on a Schedule 13D/A on March 23, 2017 by ABS Capital Partners V Trust (“ABS Trust”) and ABS Capital Partners Inc. The number reported as beneficially owned is 5,337,646 shares held by ABS Trust. ABS Capital Partners Inc. is the acting trustee of the ABS Trust and, as such, shares voting and dispositive power over the shares held by ABS Trust. The address of the entities affiliated with ABS Capital Partners is 400 East Pratt Street, Suite 910, Baltimore, Maryland 21202.
(3)	The information shown is as of December 31, 2016 and is based upon disclosures filed on a Schedule 13G/A on February 8, 2017 by entities affiliated with Franklin Resources, Inc. Franklin Advisers, Inc. has sole voting and dispositive power with respect to 2,417,002 shares and Fiduciary Trust Company International has sole voting and investment power with respect to 33,300 shares. The address of the entities affiliated with Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.
(4)	Consists of (i) 206,817 shares of common stock held by Mr. Trundle; (ii) 483,211 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 27, 2017; (iii) 184,922 shares of common stock held by The Stephen Trundle 2015 2 Year GRAT for which Mr. Trundle serves as the sole trustee and primary beneficiary; (iv) 225,162 shares of common stock held by The Stephen Trundle 2015 4 Year GRAT, for which Mr. Trundle serves as the sole trustee and primary beneficiary; and (v) 2,141,235 shares of common stock held by Backbone Partners, LLC. Mr. Trundle has voting and dispositive power over all of the outstanding membership interests of Backbone Partners, LLC and has sole voting and dispositive power over the shares held by Backbone Partners, LLC.
(5)	Does not include 35,842 shares of common stock underlying an unvested restricted stock unit award.
(6)	Includes 179,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 27, 2017.
(7)	Includes 36,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 27, 2017.
(8)	Consists of shares of common stock held by the Technology Crossover Ventures entities describe in footnote (1) above.
(9)	Consists of (i) 36,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 27, 2017 and (ii) 2,500 shares of common stock held by G3 Investment Holdings, LLC. Mr. Nevin is the co-owner of G3 Investment Holdings, LLC and shares voting and dispositive control over these shares with Richard Ginsburg. He disclaims beneficial ownership of the shares of common stock owned by G3 Investment Holdings, LLC, except to extent of his pecuniary interest therein.
(10)	Includes 20,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 27, 2017.
(11)	Includes 36,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 27, 2017.
(12)	Consists of (i) 20,865,949 shares of common stock held by all executive officers and directors as a group and (ii) 1,490,587 shares that all executive officers and directors as a group have the right to acquire from us within 60 days of March 27, 2017 pursuant to the exercise of stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Panero.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers, which include our principal executive officer and the next two most highly compensated executive officers in 2016, during the years ended December 31, 2016 and 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity incentive plan compensation ($)	All Other Compensation ($)		Total ($)
Stephen Trundle	2016	210,000	—		—	539,908	235,000	3,000	(2)	987,908
President and Chief Executive Officer	2015	210,000	—		—	—	235,000	230,991	(3)	675,991
Steve Valenzuela(4)	2016	42,806	75,000	(5)	999,992	875,413	—	2,136	(6)	1,995,347
Chief Financial Officer
Daniel Kerzner	2016	260,000	—		—	261,300	242,500	3,000	(2)	766,800
Chief Product Officer	2015	257,500	—		—	348,088	228,759	33,004	(7)	867,351

(1)	This column reflects the full grant date fair value for equity awards granted during the year as measured pursuant to Accounting Standards Codification Topic 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 16, 2017.
(2)	Represents company matching contributions to our 401(k) savings plan.
(3)	Represents (i) a match of contributions to our 401(k) savings plan in the amount of $3,000 and (ii) a dividend payment in the amount of $227,991.
(4)	Mr. Valenzuela joined us as our Chief Financial Officer on November 15, 2016.
(5)	Represents a one-time cash signing bonus paid to Mr. Valenzuela in connection with his appointment and in lieu of participation in the Alarm.com Holdings Inc. 2016 Executive Bonus Plan and pro-rated eligibility for a fiscal 2016 bonus thereunder.
(6)	Represents (i) a match of contributions to our 401(k) savings plan in the amount of $838 and (ii) reimbursed moving expenses in the amount of $1,298.
(7)	Represents (i) a match of contributions to our 401(k) savings plan in the amount of $3,000 and (ii) a dividend payment in the amount of $30,004.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2016.

	Option Awards(1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)		Option Exercise Price ($)(4)	Option Expiration Date	Shares or Units of Stock That Have Not Vested
							Number (#)	Market Value ($)(5)
Stephen Trundle	5/15/2016	—	50,000	(6)	21.70	5/14/2026	—	—
	12/30/2013	320,000	—		4.00	12/29/2023	—	—
	7/11/2012	68,187	9,006	(7)	3.89	7/10/2022	—	—
	6/30/2009	38,592	—		0.41	6/29/2019	—	—
Steve Valenzuela	11/15/2016	—	65,000	(7)	27.90	11/14/2026	35,842	997,483

Daniel Kerzner	2/15/2016	—	35,000	(6)	15.02	2/14/2026	—	—
	5/15/2015	19,633	42,367	(6)	11.55	5/14/2025	—	—
	12/23/2013	41,250	41,250	(8)	4.00	12/22/2023	—	—

(1)	All of the option awards listed in the table above granted prior to the completion of our initial public offering on July 1, 2015 were granted under our Amended and Restated 2009 Stock Incentive Plan, and all of the option awards granted after our initial public offering were granted under our 2015 Equity Incentive Plan.
(2)	With respect to options granted to our named executive officers that are immediately exercisable subject to our right to repurchase that lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and vested as of December 31, 2016.
(3)	With respect to options granted to our named executive officers that are immediately exercisable subject to our right to repurchase that lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and unvested as of December 31, 2016.
(4)	All of the option awards listed in the table above were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. Prior to the completion of our initial public offering, the fair market value of one share of common stock was determined in good faith by our Board with the assistance of a third party valuation expert.
(5)	Market value is calculated based on the closing market price of our common stock as reported on the NASDAQ Global Select Market on December 30, 2016, which was $27.83.
(6)	The option is fully exercisable from the date of grant and vests with respect to 20% of the shares on the one year anniversary of the grant and with respect to 1/48th of the remaining shares on the first day of each month thereafter over the following four years, subject to the recipient’s continuous service with us through the vesting date. Any unvested shares acquired upon an “early exercise” are subject to our right to repurchase that lapses according to the vesting schedule of the option.
(7)	The option vests with respect to 20% of the shares on the one year anniversary of the grant and with respect to 1/48th of the remaining shares on the first day of each month thereafter over the following four years, subject to the recipient’s continuous service with us through the vesting date. See “— Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to equity awards held by Mr. Valenzuela.
(8)	The option is fully exercisable from the date of grant and vests with respect to 25% of the shares on the one year anniversary of the grant and with respect to 1/36th of the remaining shares on the first day of each month thereafter over the following three years, subject to the recipient’s continuous service with us through the vesting date. Any unvested shares acquired upon an “early exercise” are subject to our right to repurchase that lapses according to the vesting schedule of the option.

Employment Arrangements

The initial terms and conditions of employment for each of our named executive officers are set forth in employee offer letters. Each of our named executive officers is an at-will employee. The following table sets forth the current base salaries and fiscal year 2017 bonus targets for our named executive officers:

Named Executive Officer	Fiscal Year 2017 Salary ($)	Fiscal Year 2017 Bonus Target ($)
Stephen Trundle	210,000	250,000
Steve Valenzuela	335,000	167,500
Daniel Kerzner	276,667	250,000

Below is a written description of our employment arrangement with Mr. Valenzuela.

Steve Valenzuela. We entered into an offer letter agreement with Mr. Valenzuela in November 2016 setting forth the terms of his employment with us. He is entitled to an initial annual base salary of $335,000. He is entitled to the same benefits as our other executives, except that he is also eligible to receive up to $50,000 in relocation assistance. Mr. Valenzuela received a cash signing bonus of $75,000 upon his appointment in lieu of participation in the Alarm.com Holdings Inc. 2016 Executive Bonus Plan (the “2016 Bonus Plan”) and pro-rated eligibility for a fiscal 2016 bonus thereunder. Mr. Valenzuela is eligible to receive an annual bonus payment of up to $167,500 pursuant to our bonus plans. In connection with his appointment, Mr. Valenzuela was granted a stock option to purchase up to 65,000 shares of our common stock, effective November 15, 2016, with an exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market on such date. Twenty percent (20%) of the shares subject to the option will vest after one year, and the remainder of the shares will vest in equal monthly installments over the next 48 months, subject to Mr. Valenzuela’s continuous service with us through each vesting date. In addition, Mr. Valenzuela was granted a restricted stock unit award for a number of shares of our common stock equal to $1,000,000 divided by the closing price of our common stock on November 15, 2016 (rounded down to the nearest whole share). Forty percent (40%) of the shares subject to the restricted stock unit award shall vest on each of the second and fourth anniversary of the award’s grant date, and the final twenty percent (20%) shall vest on the fifth anniversary of the award’s grant date. Mr. Valenzuela’s offer letter agreement also provides for certain severance and change in control-related benefits, the terms of which are described below under “— Potential Payments Upon Termination or Change of Control.”

2016 Executive Bonus Plan

In May 2016, the Compensation Committee approved the adoption of the 2016 Bonus Plan for our executives. The 2016 Bonus Plan was designed to award cash incentive payments for performance in 2016 to participants based on our achievement of certain performance goals set by the Compensation Committee. Each participant in the 2016 Bonus Plan was assigned an annual cash target by the Compensation Committee. The annual cash target for Mr. Trundle was set at $250,000. The annual cash target for Mr. Kerzner was initially set at $200,000; however, the Compensation Committee increased his cash target to $250,000 in May 2016. In exchange, we and Mr. Kerzner agreed to eliminate Mr. Kerzner’s additional annual bonus eligibility of $50,000 outside of our bonus plans as set forth in his offer letter agreement. Pursuant to the 2016 Bonus Plan, Messrs. Trundle and Kerzner received annual cash bonuses of $235,000 and $242,500, respectively.

2017 Executive Bonus Plan

On February 23, 2017, the Compensation Committee approved the adoption of the Alarm.com Holdings Inc. 2017 Executive Bonus Plan (the “2017 Bonus Plan”) for our Section 16 officers, including our named executive officers. The 2017 Bonus Plan is designed to award cash incentive payments for performance in 2017 to participants based on our achievement of certain performance goals set by the Compensation Committee. The 2017 Bonus Plan includes a three-tiered program for cash incentive payments to our Section 16 officers. The first tier provides for cash incentive payments to our Section 16 officers based on our SaaS and license revenue during the fiscal year 2017 as compared to a pre-established 2017 SaaS and license revenue target. The second tier provides for cash incentive payments to our Section 16 officers based on actual Adjusted EBITDA (as defined below) during the fiscal year 2017 as compared to a pre-established 2017 Adjusted EBITDA target. The third tier contemplates cash incentive payments to our Section 16 officers based on the individual performance of each officer, to be awarded, in each case, at the discretion of the Compensation Committee, with input from our Chief Executive Officer, except as to his own performance. The annual cash targets for Messrs. Trundle and Kerzner are each set at $250,000. The annual cash target for Mr. Valenzuela is set at $167,500.

Adjusted EBITDA is a non-GAAP financial measure. It is defined as our net income before interest and other income / (expense), net, provision for income taxes, amortization and depreciation expense, stock-based compensation expense, goodwill and intangible impairment charges, changes in fair value of acquisition related contingent liabilities, acquisition-related expense and legal costs incurred in connection with nonordinary course litigation, particularly costs involved in ongoing intellectual property litigation.

Potential Payments Upon Termination or Change of Control

Our named executive officers, other than Mr. Valenzuela, are not entitled to any severance benefits upon a termination of employment. We have entered into the following post-employment arrangement with Mr. Valenzuela.

Steve Valenzuela. Pursuant to his offer letter agreement, if Mr. Valenzuela’s employment is terminated by us without cause, then he will be entitled to receive continuing payments of his then-current salary for a period of four months, as well as payment of the health insurance premiums for continued coverage under COBRA for a period of six months. In addition, in the event of a change in control (as defined in our 2015 Equity Incentive Plan), the unvested shares subject to the initial equity awards granted to Mr. Valenzuela pursuant to the terms of his offer letter would fully vest upon the occurrence of certain events as more fully described in such offer letter.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may make voluntary pre-tax and/or Roth contributions from their eligible pay, up to certain applicable annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). Our 401(k) plan has a discretionary match and we have determined for 2017 that we will match employee contributions at 100% up to 6% of earnings with an annual maximum company matching contribution of $3,000. Pre-tax and/or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions. Company matching contributions vest over six years ratably. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2016 by our directors who were not also our employees. Stephen Trundle, our President and Chief Executive Officer, is also a member of our Board, but does not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)		All Other Compensation ($)	Total ($)
Donald Clarke	51,250	—		—	51,250
Timothy McAdam	53,333	—		—	53,333
Darius Nevin(3)	35,833	362,518	(4)	—	398,351
Hugh Panero	43,750	195,900	(4)	1,741	241,391
Mayo Shattuck	33,333	—		—	33,333
Ralph Terkowitz(5)	29,167	—		—	29,167

(1)	This column reflects the full grant date fair value for options granted during the year as measured pursuant to Accounting Standards Codification Topic 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 16, 2017.
(2)	The table below shows the aggregate number of option awards outstanding for each of our non-employee directors as of December 31, 2016:

Name	Option Awards (#)
Donald Clarke	36,000
Timothy McAdam	—
Darius Nevin	36,000
Hugh Panero	20,000
Mayo Shattuck	36,000
Ralph Terkowitz	—

(3)	Mr. Nevin joined our Board effective April 15, 2016.
(4)	Represents the grant date fair value associated with (i) in the case of Mr. Nevin, an option to purchase 36,000 shares of our common stock and (ii) in the case of Mr. Panero, an option to purchase 20,000 shares of our common stock, each at an exercise price of $21.70 per share. The options are fully exercisable from the date of grant. Mr. Nevin’s grant vests quarterly over three years and Mr. Panero’s grant vests quarterly over two years, each subject to such director’s continuous service with us through the vesting date. Any unvested shares acquired upon an “early exercise” are subject to our right to repurchase that lapses according to the vesting schedule of the options.
(5)	Mr. Terkowitz resigned from our Board effective August 15, 2016.

Non-Employee Director Compensation Policy

Our Board has adopted a director compensation policy for non-employee directors, which was amended by the Board in July 2016 upon recommendation by the Compensation Committee. The policy provides for the compensation of non-employee directors with cash and equity compensation. Under the policy, as amended, each non-employee director, other than Mr. McAdam, will receive an annual board service retainer of $40,000, and Mr. McAdam, as Chairman of our Board, will receive an annual board service retainer of $50,000. The members of each of our Compensation Committee and Nominating and Corporate Governance Committee will receive an annual service retainer of $5,000, and the members of our Audit Committee will receive an annual service retainer of $15,000. In addition, the chairman of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will receive an annual committee chair service retainer of $20,000, $15,000 and $10,000, respectively. The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears during the first 30 days following the end of each calendar quarter in which the board service occurs. If the director joins our Board at a time other than the first day of a calendar quarter, he or she will be entitled to the cash compensation set forth above beginning with the calendar quarter following the date he or she joins our Board. In addition to cash compensation, each non-employee director is eligible to receive nonqualified stock options and/or restricted stock unit awards under the 2015 Equity Incentive Plan. All stock options granted under this policy are nonstatutory stock options, with an exercise price per share equal to 100% of the fair market value of the underlying common stock on the date of grant, and a term of ten years from the date of grant, subject to earlier termination in connection with a termination of service. Any options or stock units awards granted to a non-employee director pursuant to this policy that are subject to vesting will (i) vest in a series of twelve successive equal quarterly installments over a 36-month period measured from the date of grant, subject to such director’s continuous service with us through each vesting date, and (ii) become fully vested upon a change in control as long as such director is providing continuous service as of the date of such change in control.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Amended and Restated 2009 Stock Incentive Plan	2,860,035		$4.28	—	(1)
2015 Equity Incentive Plan	750,000		16.40	6,319,345	(2)
2015 Employee Stock Purchase Plan	—		—	1,624,019	(3)
Equity compensation plans not approved by security holders	54,694	(4)	$10.97	—

Total	3,664,729			7,943,364

(1)	No further grants were made under our Amended and Restated 2009 Stock Incentive Plan after the completion of our initial public offering on July 1, 2015.
(2)	The number of shares of common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2024, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2015 Equity Incentive Plan, an additional 2,308,615 shares were added to the number of available shares effective January 1, 2017.
(3)	The number of shares of common stock reserved for issuance under the 2015 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 1,500,000 shares or (iii) such lesser number of shares determined by our Board. Pursuant to the terms of the 2015 Employee Stock Purchase Plan, an additional 461,723 shares were added to the number of available shares effective January 1, 2017.
(4)	Represents performance-based warrants issued to two employees on March 30, 2015. Each warrant gives the holder a right to purchase up to 27,347 shares of our common stock, has an exercise price of $10.97 per share and we may elect to terminate the warrants in exchange for a one-time cash settlement in the event of a change in control. If the warrants become exercisable, the number of shares that become exercisable is based upon the achievement of certain minimum annual revenue targets, which cannot exceed 27,347 shares for each warrant.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy and Procedures

Prior to our initial public offering, we did not have a formal policy regarding approval of transactions with related parties. In connection with our initial public offering, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions.

For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In considering related person transactions, the Audit Committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the availability of other sources for comparable services or products and (d) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Certain Related Person Transactions

Except as described below, there have been no transactions since January 1, 2016 in which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

Registration Rights Agreement

We are a party to an amended and restated registration rights agreement with certain stockholders, including entities affiliated with ABS Capital Partners, entities affiliated with Technology Crossover Ventures, Backbone

Partners, LLC, David Hutz, Jean-Paul Martin and Daniel Ramos. The amended and restated registration rights agreement, among other things, grants these stockholders specified registration rights with respect to shares of our common stock issued upon conversion of the shares of preferred stock previously held by them.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Alarm.com Holdings, Inc. Direct your written request to Alarm.com Holdings, Inc., Attn: Corporate Secretary, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Daniel Ramos

Corporate Secretary

April 7, 2017

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Alarm.com Holdings, Inc., Attn: Corporate Secretary, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.

ANNUAL MEETING OF ALARM.COM HOLDINGS, INC.

Date:	Tuesday, May 23, 2017
Time:	9:00 A.M. (Eastern Time)
Place:	8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR the director nominee listed in proposal 1 and FOR proposal 2.

1:	To elect one nominee for director named below to hold office until the 2020 Annual Meeting of Stockholders.
Nominee:

01 Timothy McAdam

For	Withhold
☐	☐

		For	Against	Abstain
2:

To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

		☐	☐	☐
Note: To conduct any other business properly brought before the meeting or any adjournment thereof.

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Alarm.com Holdings, Inc.

to be held on Tuesday, May 23, 2017

for Holders as of March 27, 2017

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/alrm	866-243-5513

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.vm
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Stephen Trundle and Steve Valenzuela, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Alarm.com Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

All votes must be received by 5:00 P.M. Eastern Time on May 22, 2017.

PROXY TABULATOR FOR ALARM.COM HOLDINGS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #